EXHIBIT 15




May 12, 1995






Securities and Exchange Commission
Washington, D. C. 20549

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 33-44013 and Form S-3 No. 33-50441) of Overseas Shipholding Group, Inc. of our report dated May
10, 1995 relating to the unaudited condensed consolidated interim financial statements of Overseas Shipholding Group, Inc. which are included in its Form 10-Q for the quarter ended March 31, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is  not  part  of  the  registration  statement  prepared  or certified by accountants within the meaning Section 7  or  11 of the Securities Act of 1933.

                                             ERNST & YOUNG LLP









New York, New York